Exhibit 10.7B

SECOND AMENDMENT

TO

REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Second Amendment”) dated as of March 6, 2012 is by and between SolarCity Corporation, a Delaware corporation (the “Borrower”), U.S. Bank National Association, as Agent (the “Agent”) and the lenders signatory hereto (the “Lenders” or individually, a “Lender”), as a Second Amendment to that certain Revolving Credit Agreement dated as of April 1. 2011 (as amended by a letter dated as of October 19, 2011, the “Credit Agreement”) between the Agent, the Lenders signatory thereto and the Borrower. Capitalized terms that are not otherwise defined herein shall have their defined meaning under the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, the Lenders made available to the Borrower a revolving commitment; and

WHEREAS, the Borrower, the Lenders and the Agent desire to amend the Credit Agreement as provided herein.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the undersigned hereby agree as follows:

1. AMENDMENTS.

A. Article 1. The definition of “Termination Date” is amended so that such definition is restated to read in its entirety as follows:

“ ‘Termination Date’ shall mean July 1, 2012 or the earlier termination in full of the Revolving Commitment in accordance with this Agreement.”

B. Article 1. A new subsection (b) is hereby added to the definition of “‘Funded Debt” so that such definition is restated to read in its entirety as follows:

“ ‘Funded Debt’ means total interest-bearing Indebtedness, including the unused Revolving Commitments of the Lenders but excluding (a) any Indebtedness that is non-recourse to the Borrower, and (b) Indebtedness in an aggregate amount outstanding of up to Sixty Five Million Dollars ($65,000,000) pursuant to an inventory financing facility between the Borrower and Bank of America, as Administrative Agent, and the lenders party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole book manager, on terms disclosed to and approved by the Agent and the Lenders in writing.”

C. Article 1. A new subsection (h) is added to the definition of “Permitted Indebtedness” so that such definition is restated to read in its entirety as follows

“ ‘Permitted Indebtedness’ means (a) all Indebtedness to the Lenders, (b) Indebtedness to parties other than the Lenders (including as a guaranty or surety or pursuant to a contingent liability) in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) at any one time outstanding, (c) all other Indebtedness of the Borrower in existence as of the date of this Agreement and disclosed on Schedule 1 attached hereto, (d) Indebtedness incurred solely for the purpose of financing the acquisition of equipment (and any accessions, attachments, replacements or improvements thereon), (e) Indebtedness incurred with respect to equipment leased to customers in the ordinary course of business, which Indebtedness is contemplated to be serviced by the related lease payment, (f) guaranties of obligations of Borrower’s subsidiaries, (g) extensions, refinancing, modifications, amendments and restatements of any item of Permitted Indebtedness described in (a) through (f) above, and (h) Indebtedness incurred under an inventory financing facility between the Borrower and Bank of America, as administrative agent, and the lenders party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole book manager, in an aggregate amount not to exceed Sixty Five Million Dollars ($65,000,000.00) at any one time outstanding, with maturities no longer than eighteen (18) months (the “BofA Facility”).”

D. Section 9.6. A new subsection (m) is added to Section 9.6 of the Credit Agreement so that such Section is restated to read in its entirety as follows:

“Other Liens.

The Borrower shall not create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy upon or security interest (“Liens”) in any of the Borrower’s property or assets, except (a) Liens arising under the Security Agreement or the other Loan Documents, (b) Liens securing Permitted Indebtedness, (c) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, (d) Leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of Borrower’s business, (e) Liens existing on the date hereof and disclosed in writing to Agent, (f) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made for the eventual payment thereof if subsequently found payable, (g) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business, (h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default, (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods, (j) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums, (k) Liens on the equity interests of the Borrower’s subsidiaries granted in connection with financing provided to such subsidiary, (l) Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens, and (m) Liens on inventory securing Permitted Indebtedness, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase (“Permitted Encumbrances”). The Borrower shall not create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy upon or security interest in any of the Borrower’s intellectual property, except Permitted Encumbrances, and the Borrower will not agree to grant a negative pledge on any of the Borrower’s intellectual property in favor of any Person other than the Agent.”

2. TERMINATION AND RELEASE OF LIEN. The Agent and the Lenders hereby acknowledge and agree that the BofA Facility will be secured by the Inventory identified on the UCC-3 (the “UCC-3”) attached as Exhibit A hereto (the “BofA Collateral”). The Agent and the Lenders hereby terminate and release any Lien they may now have in the BofA Collateral and authorize Bank of America, N.A. and its counsel to record the UCC-3 in the appropriate jurisdictions necessary to give effect to such release.

3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby certifies and confirms that as of the effective date of this Second Amendment (a) no material adverse change in the business, assets, liabilities (actual or contingent), operations, financial condition of the Borrower that would affect Borrower’s ability to meet it obligations under the Credit Agreement or to conduct its business has occurred, (b) subject to the modifications in Section 1 hereof, its representations and warranties contained in Section 8 of the Credit Agreement are true and correct as of the date of this Second Amendment, and (c) no Event of Default has occurred or is continuing under the Credit Agreement.

4. COUNTERPARTS. The execution and delivery of this Second Amendment by the Borrower, the Lenders and the Agent shall constitute a contract between them for the uses and purposes set forth in the Credit Agreement, as amended by this Second Amendment, and this Second Amendment may be executed in any number of counterparts, with each executed counterpart constituting an original and all counterparts together constituting one agreement.

5. EFFECTIVENESS. This Second Amendment shall become effective as of the date hereof upon (a) the execution by the Borrower, the Lenders and the Agent of this Second Amendment with written or telephonic notification of such execution and authorization of delivery hereof, (b) the payment of an amendment fee to the Agent in the amount of Five Thousand Dollars ($5,000) and (c) payment of all legal fees and expenses of the Agent in connection with the preparation, execution and delivery of this Second Amendment. Except as amended by this Second Amendment, all terms and provisions of the Credit Agreement shall remain unchanged and in full force and effect.

6. SEVERABILITY OF PROVISIONS. Any provision of this Second Amendment that is prohibited or unenforceable shall be ineffective to the extent of such portion without invalidating the remaining provisions of this Second Amendment, or any other agreement executed between the Agent, the Lenders and the Borrower or affecting the validity or enforceability of such provisions.

7. SUCCESSORS AND ASSIGNS. This Second Amendment is binding upon the parties and their respective successors, assigns, heirs and personal representatives, except that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and the Lenders.

8. GOVERNING LAW. This Second Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to California choice of law principles that would result in the application of laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their authorized officers as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Cecilia Person
Cecilia Person
Vice President

BRIDGE BANK

By:	/s/ Dan Pistone
Name: Dan Pistone
Title: Senior Vice President

SOLARCITY CORPORATION

By:	/s/ B. Kelly
Bob Kelly
Chief Financial Officer

SIGNATURE PAGE TO

SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT